Exhibit 99.1

                                  SCHEDULE 13D
CUSIP No. 92931L-10-4


                             JOINT FILING AGREEMENT
                             ----------------------


         The undersigned, J. Johnson LLC, a Delaware limited liability company, and Norm Dumbroff hereby agree and acknowledge that the statement containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of the undersigned. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Date:  November 20, 2002                             J. JOHNSON LLC

                                                     By: /s/ Norm Dumbroff
                                                         ----------------------
                                                         Name:  Norm Dumbroff
                                                         Title:  President



                                                     /s/ Norm Dumbroff
                                                     --------------------------
                                                     Norm Dumbroff, individually